                                                                     EXHIBIT 4.8

                        AMENDMENT NO. 1 TO LOAN AGREEMENT

               This Amendment No. 1 dated as of December 18, 2001, is entered into with reference to the Loan Agreement dated as of June 22, 2001 among Alliance Gaming Corporation, a Nevada corporation ("Domestic Borrower"), Bally Wulff Automaten GmbH and Bally Wulff Vertriebs GmbH (the "German Borrowers"), each of which is a company organized under the laws of the Federal Republic of Germany and a wholly-owned Subsidiary of the Domestic Borrower, the Lenders described therein, and Bank of America, N.A., as Administrative Agent. Borrowers and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to the Loan Agreement, hereby agree to amend the Loan Agreement as follows:

        1. Definitions. Capitalized terms used but not defined in this Amendment are used with the meanings set forth for those terms in the Loan Agreement.

        2. Extension to Greenshoe Period - Section 2.8. The first sentence of
Section 2.8(a) of the Loan Agreement is hereby amended to read in full as follows:

        "Following the Closing Date, the Domestic Borrower may from time to time through the Revolver Maturity Date, propose to increase the aggregate amount of the Revolving Commitment in accordance with this Section."

        3. Customer Guarantees - Section 6.9. Section 6.9 of the Loan Agreement is hereby amended to add a new clause (o) thereto, to read in full as follows:

               "(o) Contingent Obligations in respect of Indebtedness of customers of the Domestic Borrower and its Subsidiaries which are subordinated to the Obligations in a manner which is reasonably acceptable to the Administrative Agent and which are in an aggregate amount not to exceed $25,000,000 so long as each such customer has agreed to purchase from Domestic Borrower or its Subsidiaries not less than 25% of the gaming devices to be located on its gaming floor."

        4. Increase to Acquisition Basket - Section 6.12(j). Section 6.12(j) of the Loan Agreement is hereby amended to read in full as follows:

               "(j) Acquisitions made when no Default or Event of Default exists of Persons engaged primarily in the same or similar lines of business as the Domestic Borrower and its existing Subsidiaries (and existing Investments of such Persons whether or not primarily related to such business) or of assets used in such businesses, provided that (i) the consideration paid (net of Cash and Cash Equivalents acquired) by the Domestic Borrower and its Subsidiaries for such Acquisitions consists solely of the capital stock of the Domestic Borrower or Cash and other Property having an aggregate value not in excess of $100,000,000 (of which not more than $50,000,000 shall be Cash or other Property other than the capital stock of the Domestic Borrower) during the term of this Agreement; and (ii) giving pro forma effect to the making of such Acquisition as of the last day of the then most recently ended Fiscal Quarter, the Domestic Borrower is in pro forma compliance with Sections
        6.13 through 6.17;"

        5. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Amendment that:

               (a) Borrower shall have paid to the Administrative Agent, for the account of each Lender which has approved this Amendment on or prior to December 14, 2001, a fee of 10 basis points times the amount of the Term Commitment and the Revolving Commitment;

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               (b) Borrower shall have paid to Bank of America an arrangement fee in an amount set forth in a letter agreement with Bank of America.

               (c) the Administrative Agent shall have received consents hereto executed by each of the Guarantors, substantially in the form of Exhibit A hereto; and

               (d) the Administrative Agent shall have received consents hereto executed by the Requisite Lenders, substantially in the form of Exhibit B hereto.

        6. Representation and Warranty. Borrower represents and warrants to the Administrative Agent and the Lenders that (a) no Default or Event of Default has occurred and remains continuing, and (b) each representation and warranty set forth in the Loan Documents is true and correct as of the date of this Amendment as though made on the date hereof (other than any representations or warranties which, by their terms, relate solely to another date, in which case such representations and warranties were true as of the relevant date).

        7. Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

        IN WITNESS WHEREOF, Borrowers and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

                            ALLIANCE GAMING CORPORATION, a Nevada corporation

                            By:

                            Title: ____________________________________


                            BALLY WULFF AUTOMATEN GMBH

                            By:     ___________________________________
                                      Axel Pawlas, Managing Director


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

                            BALLY WULFF VERTRIEBS GMBH

                            By: ___________________________________
                                   Axel Pawlas, Managing Director


                            BANK OF AMERICA, N.A., as Administrative Agent


                            By: _________________________________
                                   Gina Meador, Vice President

                             Exhibit A to Amendment

                              CONSENT OF GUARANTORS

               Reference is hereby made to that Loan Agreement dated as of June 30, 2001 among Alliance Gaming Corporation, a Nevada corporation ("Domestic Borrower"), Bally Wulff Automaten GmbH and Bally Wulff Vertriebs GmbH (the "German Borrowers"), each of which is a company organized under the laws of the Federal Republic of Germany and a wholly-owned Subsidiary of the Domestic Borrower, the Lenders described therein, and Bank of America, N.A., as Administrative Agent (the "Loan Agreement"). Capitalized terms used in this Consent of Guarantors are used with the meanings set forth for those terms in the Loan Agreement.

               Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers and the Administrative Agent of Amendment No. 1 to the Loan Agreement. Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that there is no defense, counterclaim or offset of any type or nature to their respective guarantees of the obligations under the Loan Agreement, and that the same remain in full force and effect, in each case being expressly reaffirmed hereby.

Dated:  December __, 2001

ALLIANCE GAMING CORPORATION,
a Nevada corporation

By:___________________________________

Title:________________________________


ALLIANCE HOLDING COMPANY,
a Nevada corporation

By: __________________________________

Title:________________________________


BALLY GAMING INTERNATIONAL, INC.,
a Delaware corporation

By:___________________________________

Title:________________________________

APT GAMES, INC.,
a Nevada corporation

By:___________________________________

Title:________________________________


UNITED COIN MACHINE CO.,
a Nevada corporation

By:___________________________________

Title:________________________________


FOREIGN GAMING VENTURES, INC.,
a Nevada corporation

By:___________________________________

Title:________________________________


LOUISIANA VENTURES, INC.,
a Nevada corporation

By:________________________________

Title:_____________________________


UNITED GAMING RAINBOW,
a Nevada corporation

By:________________________________

Title:_____________________________


BALLY GAMING MISSOURI, INC.,
a Nevada corporation

By:___________________________________

Title:________________________________

PLANTATION INVESTMENTS, INC.
(d/b/a Rail City Casino),
a Nevada corporation


By:___________________________________

Title:________________________________

BALLY GAMING, INC.
(d/b/a Bally Gaming and Systems),
a Nevada corporation


By:___________________________________

Title:________________________________

CMP ACQUISITIONS, INC.,
a Nevada corporation

By:___________________________________

Title:________________________________


DATA CONCEPTS INTERNATIONAL, INC.,
a Nevada corporation

By:___________________________________

Title:________________________________


CASINO MARKETPLACE DEVELOPMENT CORPORATION, a Nevada corporation

By:___________________________________

Title:________________________________




ALLIANCE AUTOMATEN VERWALTUNGS GMBH


By:___________________________________

Title:________________________________


ALLIANCE AUTOMATEN GMBH & CO. KG


By:___________________________________

Title:________________________________


BALLY GAMING INTERNATIONAL GMBH


By:___________________________________

Title:________________________________

                             Exhibit B to Amendment

                                CONSENT OF LENDER

               Reference is hereby made to the Loan Agreement dated as of June 30, 2001 among Alliance Gaming Corporation, a Nevada corporation ("Domestic Borrower"), Bally Wulff Automaten GmbH and Bally Wulff Vertriebs GmbH (the "German Borrowers"), each of which is a company organized under the laws of the Federal Republic of Germany and a wholly-owned Subsidiary of the Domestic Borrower, the Lenders described therein, and Bank of America, N.A., as Administrative Agent (the "Loan Agreement"). Capitalized terms used in this Consent of Lender are used with the meanings set forth for those terms in the Loan Agreement.

               The undersigned Bank hereby consents to the execution and delivery of Amendment No. 1 to the Loan Agreement by the Administrative Agent on its behalf, substantially in the form of the draft presented to the undersigned Lender.

               Date:  December __, 2001


                                __________________________________
                                [Name of Lender]

                                By: ______________________________

                                __________________________________
                                [Printed\Typed Name and Title]


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